            Consent of Independent Registered Public Accounting Firm

MortgageIT Holdings, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (Registration No. 333-119575) of MortgageIT Holdings, Inc.
and subsidiaries of our report dated March 28, 2005 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

March 30, 2005